Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment NO. 1 to Post-Effective Amendment NO. 3 Registration Statement on Form S-1 of The Teardroppers, Inc. of our report dated April 15, 2019, relating to our audits of the December 31, 2018 financial statements of The Teardroppers, Inc., which are appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

October 27, 2020